SUB-ITEM 77H

As of June 30, 2005, the following person or entity now own more than 25% of MFS Institutional Large Cap Growth Fund's voting security:

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                                          FUND                      PERCENTAGE
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Cumberland County Retirement Board        ILC                       38.56%
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As of June 30, 2005, the following  persons or entity that no longer owns 25% of
MFS Institutional Large Cap Growth Fund's voting security:

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PERSON/ENTITY                              FUND
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Wendel & Co.                              ILC
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